Exhibit 10.4

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into as of this 19 day of June, 2023, by and between TC LEGACY PHASE I VENTURE, LLC, a Delaware limited liability company (“Landlord”), and REATA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant entered into a certain Lease Agreement dated October 15, 2019, as amended by that certain First Amendment to Lease Agreement, dated May 27, 2020 (collectively, the “Lease”). Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meanings assigned to such terms in the Lease.

B. Tenant has not constructed the Tenant Improvements and as the result thereof, Landlord did not fund the full amount of the Improvement Allowance.

C. Tenant now desires to construct the Tenant Improvements in and with respect to the Specified Floors (defined below), and Landlord has agreed to fund to Tenant a construction allowance in an aggregate amount of up to $29,822,141.00 (the “New Allowance”) to offset a portion of the hard costs to be incurred by Tenant in connection with such construction. For the avoidance of doubt, the New Allowance is provided to Tenant without deduction for any Space Plan Allowance or Improvement Allowance previously funded by Landlord under the Lease.

D. Landlord and Tenant desire to amend the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Landlord and Tenant hereby amend the Lease as follows:

1.
As used in this Amendment, the following terms shall have the respective meanings set forth below:
(a)
“Hard Costs” means the hard construction costs (i.e., all costs and expenses payable for supplies, materials, construction labor and contractors’ fee incurred in connection with the construction of Tenant Improvements) to be incurred by Tenant in order to construct the Tenant Improvements on and with respect to the Specified Floors in substantial accordance with the Specified Floors TI Plans and pursuant to the TI Contract approved by Landlord. For the avoidance of doubt, Hard Costs do not include so-called “soft costs” (such as by way of example only, architectural and engineering fees, management fees and consulting fees).
(b)
“Interim Draw Request” means each draw request submitted by Tenant against the New Allowance other than the draw request submitted for Retainage.
(c)
“Lab Floor” means floor 11 of the Building.
(d)
“Lab Floor Completion” means that Tenant has delivered to Landlord a certificate of substantial completion for the Lab Floor issued by the architect who prepared the Specified Floors TI Plans or who is then engaged as the primary

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Exhibit 10.4

architect with respect to the Tenant Improvements for the Lab Floor, and certificates of occupancy issued by the appropriate governmental authorities with respect to the Lab Floor.
(e)
“Lab Floor Draw Request Deadline” is defined in Section 2(h) below.
(f)
“Lab Floor Hard Costs” means the Hard Costs applicable to the Lab Floor as set forth in the TI Contract approved by Landlord.
(g)
“Lab Floor Improvements” means the Tenant Improvements to be performed on the Lab Floor, as set forth in the Specified Floors TI Plans.
(h)
“Lab Floor Interim Costs” means the difference between (i) the Lab Floor Hard Costs and (ii) the Lab Floor Threshold.
(i)
“Lab Floor Maximum” means $13,402,451.00 in the aggregate.
(j)
“Lab Floor Retainage” means ten percent (10%) of the Lab Floor Hard Costs.
(k)
“Lab Floor Threshold” is defined in Section 2(f) below.
(l)
“New Allowance” is defined in Recital C above.
(m)
“Office Floors” means floors 12 (which is Tenant’s amenity floor), 17-22 and the ground floor lobby of the Building (it being understood that the Building will not have a floor which is numbered as the 13th floor).
(n)
“Office Floors Completion” means that both (i) Tenant has delivered to Landlord a certificate of substantial completion for the Office Floors issued by the architect who prepared the Specified Floors TI Plans or who is then engaged as the primary architect with respect to the Tenant Improvements for the Office Floors, and certificates of occupancy issued by the appropriate governmental authorities with respect to the Office Floors, and (ii) Tenant has occupied and commenced business operations in not less than five (5) of the Office Floors (one of which must be floor 12) and the ground floor lobby of the Building.
(o)
“Office Floors Draw Request Deadline” is defined in Section 2(i) below.
(p)
“Office Floors Hard Costs” means the Hard Costs applicable to the Office Floors as set forth in the TI Contract approved by Landlord.
(q)
“Office Floors Improvements” means the Tenant Improvements to be performed on the Office Floors, as set forth in the Specified Floors TI Plans.
(r)
“Office Floors Interim Costs” means the difference between (i) the Office Floors Hard Costs and (ii) the Office Floors Threshold.
(s)
“Office Floors Maximum” means $16,419,690.00 in the aggregate.

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Exhibit 10.4

(t)
“Office Floors Retainage” means ten percent (10%) of the Hard Costs for the Office Floors as set forth in the TI Contract approved by Landlord.
(u)
“Office Floors Threshold” is defined in Section 2(g) below.
(v)
“Retainage” means collectively, the Lab Floor Retainage and the Office Floors Retainage.
(w)
“Specified Floors” means collectively the Office Floors and the Lab Floor.
(x)
“Specified Floors Maximum” means either the Lab Floor Maximum or the Office Floors Maximum, as the context requires.
(y)
“Specified Floors TI Plans” means the plans and specifications for the construction of the Tenant Improvements on and to the Specified Floors.
(z)
“TI Contract” means the construction contract or contracts between Tenant and TI Contractor for the construction of the Tenant-Improvements on and to the Specified Floors pursuant to the Specified Floors TI Plans.
(aa)
“TI Contractor” means the general contractor for the performance of the work to be described in the TI Contract.
(bb)
“TI Work Landlord Delay” means (i) Landlord’s failure to timely approve or disapprove the Specified Floors TI Plans or any material changes thereto in accordance with Section 2(a) or (ii) material and unreasonable interference by Landlord or of any of Landlord’s employees, contractors or agents with the construction of the Tenant Improvements. Notwithstanding the foregoing, (A) no TI Work Landlord Delay shall occur unless Tenant notifies Landlord in writing within ten (10) Business Days after the event giving rise to such TI Work Landlord Delay occurs, specifying in detail the conduct giving rise to such TI Work Landlord Delay, and (B) no TI Work Landlord Delay shall occur pursuant to subpart (ii) of this Section 1(bb) unless Tenant has given written notice to Landlord of such material and unreasonable interference and such interference continues following Landlord’s receipt of such written notice.
2.
Subject to the terms, conditions and limitations set forth in this Amendment, Landlord agrees to fund the New Allowance to pay Hard Costs incurred by Tenant in constructing the Tenant Improvements on and with respect to the Specified Floors. Landlord and Tenant hereby acknowledge and agree that Landlord has no further obligation to fund either the Improvement Allowance or the Space Plan Allowance. Landlord’s obligation to fund the New Allowance is subject to and limited by the following:
(a)
The Specified Floors TI Plans and any material changes thereto and the TI Contractor must each be approved by Landlord in writing, which approval shall not be unreasonably withheld, conditioned, or delayed. Landlord must furnish its approval of, or objections to (and the specific reasons therefor with sufficient detail that will enable Tenant to address such objections) each draft or version of the plans and specifications (including any material change orders) for the Tenant Improvements in a written notice delivered to Tenant on or before the date that is

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Exhibit 10.4

five (5) Business Days after Tenant’s delivery of the same to Landlord, or, in the case of resubmitted plans and specifications, the date that is three (3) Business Days after delivery to Landlord of such resubmitted plans and specifications (as applicable, the “Landlord Response Deadline”). If Landlord makes specific objections to such plans and specifications before the Landlord Response Deadline, then Tenant shall make the revisions necessary to reasonably satisfy Landlord’s objections, and Tenant shall resubmit the same to Landlord after Landlord delivers its objections to Tenant. Landlord will furnish its approval of or objections to such revised plans and specifications by the Landlord Response Deadline, and such approval and revision process shall continue until the Specified Floors TI Plans have been approved or deemed approved by Landlord as provided herein. If Landlord makes no specific objections to such plans and specifications before the Landlord Response Deadline, Landlord’s approval of such plans and specifications shall be deemed given. Notwithstanding the foregoing, Landlord hereby approves (1) the Specified Floors TI Plans prepared by Gensler and described in Exhibit C hereto and (2) Turner Construction Company as the TI Contractor.
(b)
The TI Contract shall be subject to Landlord’s written approval. The TI Contract shall be bifurcated into separate contracts for the Office Floors and the Lab Floor, and shall include the Hard Costs for the Office Floors and the Hard Costs for the Lab Floor. In addition, the TI Contract shall include the Hard Costs to be incurred for each of the Office Floors. As long as the TI Contract complies with the requirements of this Section 2(b), Landlord’s approval of the TI Contract shall not be unreasonably withheld, conditioned, or delayed and shall be deemed given if Landlord does not provide written, detailed reasons for its rejection of the TI Contract within five (5) Business Days after Tenant’s submission thereof to Landlord. Notwithstanding the foregoing, Landlord hereby approves the form of TI Contract attached as Exhibit D hereto, which, prior to execution by Tenant, shall be revised to include the Hard Costs for each of the Office Floors and the Hard Costs for the Lab Floor.
(c)
In no event shall the portion of the New Allowance funded for the Lab Floor exceed the Lab Floor Maximum.
(d)
In no event shall the portion of the New Allowance funded for the Office Floors exceed Office Floors Maximum.
(e)
Any Hard Costs incurred by Tenant for the construction of the Lab Floor Improvements in excess of the Lab Floor Maximum and any Hard Costs incurred by Tenant for the construction of the Office Floors Improvements in excess of the Office Floors Maximum shall be paid by Tenant. If at any time Landlord reasonably determines that the Hard Costs required to complete the Lab Floor Improvements or the Office Floors Improvements in accordance with the Specified Floor TI Plan exceed the applicable Specified Floors Maximum, then Landlord shall have no obligation to make additional advances of the New Allowance with respect to the Lab Floor Improvements or the Office Floors Improvements (as applicable) unless and until the excess amounts of the Hard Costs with respect to the Lab Floor Improvements or the Office Floors Improvements (as applicable) have been paid by Tenant to the TI Contractor and Landlord has received

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Exhibit 10.4

reasonable evidence of such payment. For example, if Landlord reasonably determines that the Hard Costs required to complete the Lab Floor Improvements exceed the Lab Floor Maximum, but there has been no determination that the Hard Costs required to complete the Office Floor Improvements exceed the Office Floors Maximum, then Landlord shall have no obligation to make additional advances of the New Allowance with respect to the Lab Floor Improvements until the excess amounts of the Hard Costs with respect to the Lab Floor Improvements have been paid by Tenant to the TI Contractor (and Landlord receives reasonable evidence of such payment), but Landlord shall continue to make disbursements of the New Allowance with respect to the Office Floors Improvements as otherwise provided in this Amendment.
(f)
Landlord shall not be obligated to fund any portion of the New Allowance with respect to the Lab Floor unless and until Tenant has delivered to Landlord reasonable evidence that Tenant has paid not less than $2,500,000.00 to the TI Contractor for Hard Costs incurred with respect to the Lab Floor (the “Lab Floor Threshold”). Hard Costs paid by Tenant to satisfy the Lab Floor Threshold shall not be reimbursed to Tenant from the New Allowance.
(g)
Landlord shall not be obligated to fund any portion of the New Allowance with respect to the Office Floors unless and until Tenant has delivered to Landlord reasonable evidence that Tenant has paid not less than $2,500,000.00 to the TI Contractor for Hard Costs incurred with respect to the Office Floors (the “Office Floors Threshold”). Hard Costs paid by Tenant to satisfy the Office Floors Threshold shall not be reimbursed to Tenant from the New Allowance.
(h)
Landlord shall not be obligated to fund advances of the New Allowance with respect to Tenant requests for disbursements of the New Allowance to pay Lab Floor Hard Costs first received by Landlord after December 1, 2025 (the “Lab Floor Draw Request Deadline”); provided, however, that if (i) the construction of the Tenant Improvements on or with respect to the Lab Floor is delayed by one (1) or more Force Majeure Delays (other than delays caused by adverse weather conditions and the consequences thereof), (ii) Tenant delivers reasonable evidence of each such Force Majeure Delay (including the beginning and ending dates thereof) to Landlord within ten (10) Business Days after Tenant determines that such Force Majeure Delay has occurred, and (iii) Tenant is diligently pursuing the construction of the Tenant Improvements on and with respect to the Lab Floor, then the Lab Floor Draw Request Deadline shall be extended on a day-by-day basis by the number of days of any such Force Majeure Delay. Notwithstanding the foregoing, the Lab Floor Draw Request Deadline shall be extended on a day-by-day basis for any TI Work Landlord Delay.
(i)
Landlord shall not be obligated to fund advances of the New Allowance with respect to Tenant requests for disbursements of the New Allowance to pay Office Floors Hard Costs first received by Landlord after April 1, 2025 (the “Office Floors Draw Request Deadline”); provided, however, that if (i) the construction of the Tenant Improvements on or with respect to the Office Floors is delayed by one (1) or more Force Majeure Delays (other than delays caused by adverse weather conditions and the consequences thereof), (ii) Tenant delivers reasonable evidence of each such Force Majeure Delay (including the beginning and ending

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Exhibit 10.4

dates thereof) to Landlord within ten (10) Business Days after Tenant determines that such Force Majeure Delay has occurred, and (iii) Tenant is diligently pursuing the construction of the Tenant Improvements on and with respect to the Office Floors, then the Office Floors Draw Request Deadline shall be extended on a day-by-day basis by the number of days of any such Force Majeure Delay. Notwithstanding the foregoing, the Office Floors Draw Request Deadline shall be extended on a day-by-day basis for any TI Work Landlord Delay.
3.
The New Allowance shall be funded as follows:
(a)
Tenant shall submit separate draw requests against the New Allowance for the Lab Floor and the Office Floors to Landlord no later than the twenty-fifth (25th) day of each calendar month; provided, however, that (i) Tenant shall not be entitled to receive draws against the New Allowance for the Lab Floor unless and until the Lab Floor Threshold is satisfied, and (ii) Tenant shall not be entitled to receive draws against the New Allowance for the Office Floors unless and until the Office Floors Threshold is satisfied.
(b)
Each draw request against the New Allowance submitted by Tenant must include the following:
(i)
Conditional partial lien releases in a form reasonably approved by Landlord or in the form required pursuant to §53.284 of the Texas Property Code from the TI Contractor and any subcontractors performing work in excess of $10,000 for the payments being requested by the TI Contractor and each such subcontractor in the current draw request and unconditional partial lien releases in a form reasonably approved by Landlord or in the form required pursuant to §53.284 of the Texas Property Code from the TI Contractor and such subcontractors for the amounts paid by Landlord and as a condition to Landlord’s obligation to fund the applicable advance, pursuant to the prior draw request;
(ii)
a reasonably detailed schedule of values prepared by the TI Contractor;
(iii)
copies of receipts, invoices and other backup materials reasonably satisfactory to Landlord (and any Landlord’s Lender) to confirm the Hard Costs for which Tenant is requesting payment; and
(iv)
a description and calculation of the Hard Costs to be paid by each of Landlord and Tenant pursuant to such draw request.

Tenant hereby covenants and agrees that all Hard Costs described in any draw request submitted by Tenant shall be paid by Tenant to the TI Contractor (or by Tenant to any subcontractor identified in the draw request as being entitled to receive payment of the Hard Costs directly from Tenant), subject to the receipt of the disbursement of the New Allowance. No disbursement of the New Allowance shall be paid with respect to the portion of any draw request which is the subject of a dispute between Tenant and the TI Contractor (or a subcontractor, as applicable) until such dispute is resolved.

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Exhibit 10.4

(c)
Prior to funding each advance of the New Allowance and as a condition to Landlords’ obligation to fund the applicable advance, Landlord shall have the right to inspect and approve the Tenant Improvements constructed to date, which approval shall not be unreasonably withheld, conditioned, or delayed as long as the Tenant Improvements have been constructed in substantial accordance with the Specified Floors TI Plans and all Legal Requirements.
(d)
Landlord shall not be obligated to fund any advances of the New Allowance if Tenant fails to pay the Hard Costs described in any draw request submitted by Tenant to Landlord as set forth in Section 3(b), above.
(e)
The amount of the Lab Floor Hard Costs to be funded from the New Allowance pursuant to any Interim Draw Request shall be determined by multiplying the amount of Hard Costs approved by Landlord and set forth in the applicable Interim Draw Request by a fraction, the numerator of which is the difference between the Lab Floor Maximum and the Lab Floor Retainage, and the denominator of which is the Lab Floor Interim Costs. Tenant shall be responsible for the payment of the balance of the Lab Floor Hard Costs set forth in any Interim Draw Request which are not paid from the New Allowance.
(f)
The amount of the Office Floors Hard Costs to be funded from the New Allowance pursuant to any Interim Draw Request shall be determined by multiplying the amount of Hard Costs approved by Landlord and set forth in the applicable Interim Draw Request by a fraction, the numerator of which is the difference between the Office Floors Maximum and the Office Floors Retainage, and the denominator of which is the Office Floors Interim Costs. Tenant shall be responsible for the payment of the balance of the Office Floors Hard Costs set forth in any Interim Draw Request which are not paid from the New Allowance.
(g)
Examples of the calculation of the amounts to be funded by Landlord purusant to an Interim Draw Request are attached hereto as Exhibit A.
(h)
The Office Floors Retainage shall be funded pursuant to a draw request submitted by Tenant to Landlord no earlier than thirty (30) days after Office Floors Completion. In addition to the requirements set forth in Section 3(b), in order for Tenant to receive the Office Floors Retainage following Office Floors Completion, Tenant must deliver to Landlord evidence reasonably acceptable to Landlord (and any Landlord’s Lender) of the payment of all costs and expenses incurred by Tenant in connection with the Office Floors Improvements, including, without limitation, unconditional, final lien waivers from the TI Contractor and all subcontractors performing work in excess of $10,000.
(i)
The Lab Floor Retainage shall be funded pursuant to a draw request submitted by Tenant to Landlord no earlier than thirty (30) days after Lab Floor Completion. In addition to the requirements set forth in Section 3(b), in order for Tenant to receive the Lab Floor Retainage following Lab Floor Completion, Tenant must deliver to Landlord evidence reasonably acceptable to Landlord (and any Landlord’s Lender) of the payment of all costs and expenses incurred by Tenant in connection with the Lab Floor Improvements, including, without limitation, unconditional, final lien

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Exhibit 10.4

waivers from the TI Contractor and all subcontractors performing work in excess of $10,000.
(j)
Landlord shall fund the amount of any draw against the New Allowance submitted pursuant to this Section 3 on or before the final day of the calendar month following the calendar month in which such draw request is submitted in accordance with the requirements set forth above (provided the same is timely submitted by Tenant as set forth above); provided, however, Landlord may disapprove and withhold funding of any draw on the New Allowance requested by Tenant if:
(i)
the draw or any applicable backup information required by this Section 3 is not complete;
(ii)
any mechanics' or materialmen's lien or other lien has been filed against the Premises by the TI Contractor or any of Tenant's contractors, subcontractors, laborers, suppliers, or others, or Landlord has received any written notice from any of them indicating an intent to file any such lien, and Tenant has not bonded around the lien (or caused the lien to be bonded around) or otherwise posted or caused to be posted security with Landlord reasonably satisfactory to Landlord related thereto; or
(iii)
A Major Default has occurred under the Lease and is continuing, either at the time of submission or funding of the draw.
(k)
In the event any portion of the New Allowance is not funded within forty-five (45) days after such portion becomes due in accordance with this Section 3, Tenant shall have the right to offset such amount against Base Rent in accordance with Section 24 of the Lease.
(l)
Landlord may inspect, audit, and copy Tenant's books and records related to the Hard Costs at Tenant's office located in Plano, Texas any time during Tenant's normal business hours upon at least 48 hours prior written notice. Tenant shall retain its books and records related to the Hard Costs at its office for at least two (2) years after final completion of the Tenant Improvements.
4.
Section 5 of the Lease is hereby amended and restated in its entirety to provide as follows:
(a)
Section 5: Base Rent.

(a) Base Rent. During the Initial Term, Tenant shall pay base rent for the Premises (“Base Rent”) in accordance with this Section 5. Until June 30, 2023, Tenant shall pay Base Rent to Landlord in an amount equal to $953,340.00 per month, payable on or before the first day of each calendar month. No Base Rent shall be payable for the Lease Year commencing on July 1, 2023, and ending June 30, 2024. Commencing on July 1, 2024, and continuing on or before the first day of each calendar month thereafter until and including June 1, 2025, Tenant shall pay Base Rent to Landlord in amount equal to $1,178,465.00 per month, or $14,141,583.00 annually.

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Exhibit 10.4

All Base Rent shall be payable on or before the first day of each calendar month.

(b) Escalations of Base Rent. Beginning on July 1, 2025, and continuing on the first day of each successive Lease Year thereafter through the end of the Initial Term, the Base Rent for such Lease Year shall be the Base Rent in effect as of the final day of the preceding Lease Year, increased by one and ninety-five hundredths percent (1.95%) per annum. A schedule reflecting the annual Base Rent and monthly installments of such annual Base Rent for each Lease Year during the Initial Term commencing on July 1, 2023, is attached hereto as Exhibit B. Landlord and Tenant hereby agree that each Lease Year after the first Lease Year will commence on July 1st and end on June 30th.

5.
Landlord and Tenant each hereby acknowledge and agree as follows:
(a)
The Commencement Date occurred on June 15, 2022, and the Expiration Date will occur on June 30, 2038, subject to Tenant’s Renewal Options.
(b)
Without limiting Landlord’s warranties, maintenance, repair, or replacement obligations with respect to the Base Building Improvements as may be set forth in the Lease, Landlord has constructed the Base Building Improvements in substantial accordance with the Base Building Construction Documents and the other requirements set forth in Exhibit B to the Lease, and as a result thereof, the Guaranty has terminated and is no longer in effect.
(c)
Section 51, Section 52 and Section 53 of the Lease have terminated, are no longer in effect and are hereby deleted from the Lease.
(d)
This Amendment is contingent upon Tenant executing and delivering to Landlord a Termination of Expansion Agreement in substantially the form of Exhibit E hereto. Section 41 is hereby deleted from the Lease.
6.
As modified by this Amendment, the Lease remains in full force and effect.
7.
This Amendment may be separately executed in any number of counterparts, each of which will be an original, but all of which, taken together, will be deemed to constitute one and the same instrument. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. If this Amendment is transmitted by facsimile machine, electronic mail, or other electronic transmission, it shall be treated for all purposes as an original document. Additionally, the signature of any party on this Amendment transmitted by way of a facsimile machine, electronic mail, or other electronic transmission shall be considered for all purposes as an original signature. Any such transmitted document shall be considered to have the same binding legal effect as an original document.

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Exhibit 10.4

EXECUTED AND DELIVERED as of the date and year first above written.

LANDLORD:

TC LEGACY PHASE I VENTURE, LLC,

a Delaware limited liability company

By: TC Legacy Phase I Member, LLC,

a Delaware limited liability company,

its managing member

By: TCDFW Office Development, Inc.,

a Delaware corporation,

its sole member

By: /s/ Scott A. Krikoriw

Print: Scott A. Krikoriw

Its: President & CEO

TENANT:

REATA PHARMACEUTICALS, INC.,

a Delaware corporation

By: /s/ Michael D. Wortley

Print: Michael D. Wortley

Its: Executive Vice President

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Exhibit 10.4

EXHIBIT A

INTERIM DRAW REQUEST EXAMPLE

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Exhibit 10.4

EXHIBIT B

ANNUAL BASE RENT

Start	End	Base Rent/SF	Total Monthly Base Rent	Total Annual Base Rent
6/15/2022	6/30/2023	$34.94	$953,340	$11,440,083
7/1/2023	6/30/2024	$0.00	$0	$0
7/1/2024	6/30/2025	**$43.19**	$1,178,465	$14,141,583
7/1/2025	6/30/2026	$44.04	$1,201,445	$14,417,343
7/1/2026	6/30/2027	$44.89	$1,224,873	$14,698,482
7/1/2027	6/30/2028	$45.77	$1,248,759	$14,985,102
7/1/2028	6/30/2029	$46.66	$1,273,109	$15,277,312
7/1/2029	6/30/2030	$47.57	$1,297,935	$15,575,219
7/1/2030	6/30/2031	$48.50	$1,323,245	$15,878,936
7/1/2031	6/30/2032	$49.45	$1,349,048	$16,188,575
7/1/2032	6/30/2033	$50.41	$1,375,354	$16,504,252
7/1/2033	6/30/2034	$51.39	$1,402,174	$16,826,085
7/1/2034	6/30/2035	$52.40	$1,429,516	$17,154,194
7/1/2035	6/30/2036	$53.42	$1,457,392	$17,488,701
7/1/2036	6/30/2037	$54.46	$1,485,811	$17,829,730
7/1/2037	6/30/2038	$55.52	$1,514,784	$18,177,410

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Exhibit 10.4

EXHIBIT C

APPROVED SPECIFIED FLOORS TI PLANS

[Attached]

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C - 1

Exhibit 10.4

EXHIBIT D

APPROVED TI CONTRACT

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Exhibit 10.4

EXHIBIT E

FORM OF TERMINATION OF EXPANSION OPTION

[ATTACHED]

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